Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) dated as of March 13, 2009, is made by and among IGI Laboratories, Inc., a Delaware corporation (the “Company”), and the purchasers set forth on Schedule A hereto (each an “Investor” and, collectively, the “Investors”).

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investors, and each Investor, severally and not jointly, wishes to purchase from the Company: (a) shares of the Company’s Series B-1 Preferred Stock (each a “Share” and, collectively, the “Shares”), par value $0.01 per share (the “Series B-1 Preferred Stock”), with the designation, rights and preferences set forth in the Certificate of Designation (the “Certificate of Designation”) attached hereto as Exhibit A; (b) a warrant to purchase shares of the Company’s Series B-2 Preferred Stock, par value $0.01 per share (the “Series B-2 Preferred Stock”) with the designation, rights and preferences set forth in the Certificate of Designation, substantially in the form attached hereto as Exhibit B (each a “Warrant” and collectively, the “Warrants”); and (C) a secured convertible promissory note, substantially in the form attached hereto as Exhibit C (each a “Note” and collectively, the “Notes”).

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

PURCHASE OF SECURITIES

1.01.

Authorization.  The Company shall have adopted and filed the Certificate of Designation with the Secretary of State of the State of Delaware prior to the Closing.

1.02.

Sale and Purchase of Securities.  On the terms and subject to the conditions hereof, at the Closing, the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company: (a) the number of Shares set forth opposite such Investor’s name on Schedule A attached hereto, at a purchase price of $6,000.00 per share (the “Series B-1 Purchase Price”); (b) a Warrant to purchase the number of shares of Series B-2 Preferred Stock set forth opposite such Investor’s name on Schedule A attached hereto; and (c) a Note in the principal amount set forth opposite such Investor’s name on Schedule A attached hereto.

1.03.

Closing, Delivery and Payment.  The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, Pennsylvania 19103, on the Closing Date.  At the Closing, on the terms and subject to the conditions hereof, the Company shall deliver to each Investor: (a) a certificate representing the number of Shares to be purchased at the Closing by such Investor set forth on Schedule A attached hereto; (b) a Warrant exercisable for the number of Underlying Warrant Shares set forth on Schedule A attached hereto; and (c) a Note in the principal amount set forth on Schedule A attached hereto, in each case, against payment of the aggregate consideration therefor set forth on Schedule A attached hereto in immediately available funds by wire transfer to an account designated by the Company.

ARTICLE II

DEFINITIONS

2.01.

Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning ascribed thereto in the Preamble hereof.

“Board” means the Board of Directors of the Company.

“Certificate of Designation” shall have the meaning ascribed in the Recitals hereof.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Closing” shall have the meaning ascribed thereto in Section 1.03 hereof.

“Closing Date” means the Trading Day when each of the Transaction Documents has been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Investors’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended, and unless otherwise indicated, references to the “Code” hereunder shall also include the applicable Treasury Regulations thereunder and any corresponding and applicable provisions of state, local or foreign Tax Law.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” shall have the meaning ascribed thereto in the Preamble hereof.

“Company Governing Documents” shall mean the certificate of incorporation, including the Certificate of Designation, when filed, and the Company’s by-laws, in each case, as may be amended from time to time.

“Company Intellectual Property” shall have the meaning ascribed thereto in Section 3.10(a) hereof.

“Company Plan” means any Employee Benefit Plan maintained, or contributed to, by the Company or any ERISA Affiliate.

“Company Property” shall have the meaning ascribed thereto in Section 3.09 hereof.

“Company Stockholder Approval” shall mean the adoption and approval by the stockholders of the Company, by the requisite vote required under, and in accordance with, applicable Law, the rules and regulations of the NYSE Alternext (including exemptions granted with respect thereto) and the Company Governing Documents, of the issuance and sale of the Shares and the Conversion Shares and the other transactions contemplated by the Transaction Documents, which approval may be obtained by the written consent of the stockholders or at any special or annual meeting of the stockholders.

“Company Stockholders Meeting” means the meeting of the stockholders of the Company to adopt and approve all of the proposals set forth in the Proxy Statement.

“Company Subsidiary” means each Subsidiary of the Company.

“Consultant” means any Person who is an independent contractor of the Company.

“Conversion Date” means the date on which the Shares are automatically converted into the Underlying Shares pursuant to the Certificate of Designation.

“Conversion Shares” means the shares of Series B-1 Preferred Stock into which the Notes are convertible.

“Copyrights” means rights arising from or in respect to copyrights and copyrightable works and registrations, applications and renewals for registration thereof, mask works and registrations and applications for registration or renewals thereof, computer software, data, databases and documentation including copies and tangible embodiments (in whatever form or medium) thereof whether protected, created or arising under the laws of the United States or any other jurisdiction.

“Current Balance Sheet” shall mean the unaudited consolidated balance sheet of the Company at September 30, 2008.

“Customer Offerings” means (a) the products that the Company (i) currently develops, manufactures, markets, distributes, makes available, sells or licenses to third parties or (ii) has developed, manufactured, marketed, distributed, made available, sold or licensed to third parties within the previous three (3) years; and (b) the services that the Company (i) currently provides or makes available to third parties or (ii) has provided or made available to third parties within the previous three (3) years.

“Disclosure Schedule” means the document delivered by the Company to the Investors simultaneously with the execution and delivery hereof containing the information required to be included therein pursuant to this Agreement with each item of disclosure set forth on the Disclosure Schedule referring with specificity to representations and warranties in Article III of this Agreement to which such disclosure relates.

“Employee” means any person employed by the Company, whether directly or indirectly, or by co-employment arrangement with a third-party or otherwise.

“Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

“Environmental Laws” means any Law relating to the environment, occupational health and safety, Materials of Environmental Concern or natural resources including, without limitation, any Law pertaining to: (a) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern; (b) air, water and noise pollution; (c) groundwater and soil contamination; and (d) the release or threatened release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern.  As used above, the term “release” shall have the meaning set forth in CERCLA.

“Equity Securities” means all shares of capital stock of the Company, all securities convertible into or exercisable or exchangeable for, directly or indirectly, shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock and all equity participation rights.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code); (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed thereto in Section 3.06 hereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Insurance Policies” shall have the meaning ascribed thereto in Section 3.18 hereof.

“Intercreditor Agreement” means the Intercreditor Agreement by and among the Company, the Investors and Pinnacle Mountain Partners LLC, a New Hampshire limited liability company, substantially in the form attached hereto as Exhibit D.

“Investor” shall have the meaning ascribed thereto in the Preamble hereof.

“Knowledge” means and includes the actual knowledge of Rajiv Mathur, Nadya Lawrence and Justine Kostka, and shall include all information each such person knows or should have known after due inquiry of those individuals that would reasonably be expected to have knowledge of the matter in question.

“Law” shall mean, collectively, all applicable international, foreign, Federal, state, county, regional and local statutes, treaties, rules, regulations, ordinances, codes, orders, decrees, judgments and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, in each case having the force of law.

“Legal Proceeding” shall mean any (a) action, suit, proceeding, claim or arbitration by or before any Governmental Authority or before any arbitrator; and (b) any investigation by a Governmental Authority of which the subject of such investigation has actual knowledge.

“Liabilities” means direct or indirect liabilities, indebtedness or obligations, known or unknown, asserted or unasserted and whether accrued, absolute, contingent, matured or unmatured.

“Lien” means (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

“Material Adverse Effect” means any change, event or circumstance that has a material adverse effect on (a) the business, assets, Liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; or (b) the ability of the Company to consummate the transactions contemplated by the Transaction Documents or perform its obligations hereunder.

“Material Contracts” shall have the meaning ascribed thereto in Section 3.11 hereof.

“Materials of Environmental Concern” means any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed, subject to regulation or forming the basis of liability under any Environmental Law (including, without limitation, asbestos in any form, urea formaldehyde, perchlorate or polychlorinated biphenyls).

“Most Recent Financial Statements” shall have the meaning ascribed thereto in Section 3.06 hereof.

“Most Recent Reporting Date” shall have the meaning ascribed thereto in Section 3.06 hereof.

“Note” shall have the meaning ascribed thereto in the Recitals hereof.

“NYSE Alternext” means NYSE Alternext US LLC (formerly named the American Stock Exchange).

“Option Plans” mean (i) the IGI, Inc. 1989 Stock Option Plan; (ii) the IGI, Inc. Non-Qualified Stock Option Plan; (iii) the IGI, Inc. 1991 Stock Option Plan, as amended; (iv) the IGI, Inc. 1998 Directors Stock Plan; (v) the IGI, Inc. 1999 Stock Incentive Plan, as amended; and (vi) the IGI, Inc. 1999 Director Stock Option Plan, as amended.

“Owned Property” shall have the meaning ascribed thereto in Section 3.09 hereof.

“Patents” means rights arising from or in respect to patents and patent applications, including continuation, divisional, continuation-in-part, reissue or reexamination patent applications and patents issuing therefrom, patent disclosures and inventions, draft patent applications and foreign versions of the foregoing whether protected, created or arising under the Laws of the United States or any other jurisdiction.

“Permits” shall have the meaning ascribed thereto in Section 3.13(a) hereof.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Series A Preferred Stock, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock.

“Proxy Statement” means the proxy statement on Schedule 14A to be filed by the Company with the SEC in accordance with Section 5.01(f) and sent to stockholders of the Company in connection with the Company Stockholders Meeting to approve the issuance and sale of the Shares and the Conversion Shares and the other transactions contemplated by the Transaction Documents, as required by applicable Law as well as any other matters to be considered by the stockholders at the Company Stockholders Meeting.

“Real Property Lease” shall have the meaning ascribed thereto in Section 3.09 hereof.

“Registration Rights Agreement” means the Registration Rights Agreement by and among the Company and the Investors party thereto, dated as of the date hereof, substantially in the form attached hereto as Exhibit E.

“Reserved Shares” shall have the meaning ascribed thereto in Section 3.02(a) hereof.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” shall have the meaning ascribed thereto in Section 3.03 hereof.

“Securities” means the Shares, the Notes, the Warrants, the Underlying Shares and the Underlying Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement by and among the Company and the Investors, dated as of the date hereof, substantially in the form attached hereto as Exhibit F.

“Series A Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.01 per share.

“Series B-1 Preferred Stock” shall have the meaning ascribed thereto in the Recitals hereof.

“Series B-2 Preferred Stock” shall have the meaning ascribed thereto in the Recitals hereof.

“Series B-1 Purchase Price” shall have the meaning ascribed thereto in Section 1.03 hereof.

“Share” and “Shares” shall have the meanings ascribed thereto in the Recitals hereof.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“SOXA” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, as the same may be in effect from time to time.

“Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which a Person or any subsidiary thereof holds stock or other ownership interests representing (a) more than fifty percent (50%) of the voting power of all outstanding stock or ownership interests of such entity; or (b) the right to receive more than fifty percent (50%) of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Taxes” means all United States federal, state, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties, fines, related liabilities or additions to tax attributable to such taxes, charges, fees, levies or other assessments.

“Terrorism Order” shall have the meaning ascribed thereto in Section 3.24 hereof.

“Trademarks” means rights arising from or in respect to trademarks, service marks, trade names, logos, internet domain names and corporate names (whether registered or unregistered, including any applications for registration of the foregoing), trade dress rights and general intangibles of a like nature, industrial or product designs, together with all of the goodwill associated therewith, and foreign versions of the foregoing whether protected, created or arising under the Laws of the United States or any other jurisdiction.

“Trade Secrets” means rights arising from or in respect to trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know‑how, concepts, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information, whether protected, created or arising under the Laws of the United States or any other jurisdiction.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: NYSE Alternext, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, the Voting Agreement, the Intercreditor Agreement and any other agreements or documents that are required to be executed by the parties pursuant to the terms hereof or thereof.

“Transfer Agent” means American Stock Transfer & Trust Company, and any successor transfer agent of the Company.

“Treasury Regulations” means the regulations promulgated under the Code.

“Underlying Shares” means the shares of Common Stock into which the Shares or the Conversion Shares are convertible pursuant to the terms of the Certificate of Designation.

“Underlying Warrant Shares” means the shares of Series B-2 Preferred Stock issuable upon the exercise of the Warrants.

“Voting Agreement” means the Voting Agreement by and among the Company, Signet Healthcare Partners, G.P., and the other parties thereto, dated as of the date hereof, substantially in the form attached hereto as Exhibit G.

“Warrant” shall have the meaning ascribed thereto in the Recitals hereof.

The plural of any defined term shall have a meaning correlative to such defined term.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investors as follows:

3.01.

Organization.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and each Company Subsidiary is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.  Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed would not reasonably be expected to either prevent or delay its ability to perform its obligations under the Transaction Documents and would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each Company Subsidiary has the full corporate power and authority to own and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted and proposed to be conducted. Other than the Company Subsidiaries, which are set forth on Section 3.01 of the Disclosure Schedule, and except as set forth on Section 3.01 of the Disclosure Schedule, there are no corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same.  Neither the Company nor any Company Subsidiary is a member of (nor is any part of the business of the Company or any Company Subsidiary conducted through) any partnership, nor is the Company or any Company Subsidiary a participant in any joint venture or similar arrangement.  For purposes of this Agreement, “proposed to be conducted” when used in connection with the conduct of the Company’s business shall mean as proposed or discussed at a Board meeting.

3.02.

Capitalization of the Company.

(a)

Immediately prior to the Closing and following the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 14,923,407 shares are issued and outstanding; and (ii) 1,000,000 shares of Preferred Stock, of which (A) 100 shares have been designated Series A Preferred Stock, 50 of which are issued and outstanding; (B) 1,030 of which have been designated Series B-1 Preferred Stock, none of which are issued and outstanding; and (C) 798 of which have been designated Series B-2 Preferred Stock, none of which are issued and outstanding.  All issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable.  The Company has reserved 500,000 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, 14,634,000 shares of Common Stock for issuance upon conversion of the Series B-1 Preferred Stock, 227,500 shares of Common Stock for issuance upon exercise of certain warrants issued by the Company, 797.1 shares of Series B-1 Preferred Stock for issuance upon conversion of the Notes, 797.1 shares of Series B-2 Preferred Stock for issuance upon exercise of the Warrants, and 4,551,919 shares of Common Stock (which number of shares includes all shares subject to stock options outstanding as of the Closing Date) for issuance to officers, directors, Employees and Consultants pursuant to the Option Plans (collectively, the “Reserved Shares”).  The Series A Preferred Stock, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock and the Common Stock each have the rights, preferences, privileges and restrictions set forth in the Company’s certificate of incorporation and the Certificate of Designation.  Except as set forth herein, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire, directly or indirectly, any authorized but unissued shares of the capital stock or other securities of the Company, nor any agreements or understandings with respect thereto.

(b)

Except as set forth in this paragraph or in Section 3.02(b) of the Disclosure Schedule, there are no: (i) other securities of the Company directly or indirectly convertible into or exercisable or exchangeable for shares of capital stock or other securities of the Company; (ii) “phantom” stock, stock appreciation rights or similar rights or agreements intended to confer on any Person rights similar to any rights accruing to owners of Equity Securities; (iii) restrictions on the transferability of Equity Securities (by agreement, statute or otherwise) other than pursuant to applicable Federal and state securities laws; or (iv) other rights granted by the Company relating to or which create a Lien upon Equity Securities.  In addition, except as set forth in Section 3.02 of the Disclosure Schedule, to the Company’s Knowledge, there are no agreements, understandings or arrangements between or among holders of Equity Securities with respect to the voting, sale or other disposition of any Equity Securities.

(c)

Section 3.02(c) of the Disclosure Schedule accurately sets forth the issued and outstanding capital securities (including warrants and other rights of purchase) of the Company immediately after the Closing.  Except as contemplated herein, there are no statutory or contractual preemptive rights or rights of refusal or similar rights with respect to the issuance of the Securities hereunder, the issuance of the Underlying Shares upon conversion of the Shares or the Conversion Shares, issuance of the Conversion Shares upon conversion of the Notes, issuance of the Series B-2 Preferred Shares upon exercise of the Warrants, or the issuance of any other Equity Securities by the Company.  The Company has complied with and has not violated any applicable Federal or state securities or “blue sky” laws in connection with the offer, sale or issuance of any Equity Securities, and the offer, sale and issuance of the Securities hereunder do not require registration under the Securities Act or any applicable state securities or “blue sky” laws.  Except as disclosed in Section 3.02(c) of the Disclosure Schedule and as set forth in the Registration Rights Agreement, effective as of the Closing, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities.  The Company has no obligation to pay any dividend on or make any distribution in respect of any capital stock.

3.03.

SEC Documents.  The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2006 on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  Any reports required to be filed by the Company since January 1, 2006 under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act and together with any amendments to such reports, whether or not any such reports were required, are collectively referred to herein as the “SEC Documents”.  As of their respective dates, the SEC Documents filed by the Company complied with the requirements of the Exchange Act, and none of the SEC Documents when filed by the Company and as of the date such statements were made, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.04.

Authorization; Enforcement.  The Company has all requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions on the part of the Company.  This Agreement and the other Transaction Documents have been duly executed by the Company and when delivered in accordance with the terms hereof or thereof, shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

3.05.

No Conflicts.  Neither the execution and delivery of this Agreement or any other Transaction Document, nor the consummation of the transactions contemplated hereby or thereby, by the Company will violate any provision of the Company Governance Documents or certificate of incorporation or by-laws of any of the Company Subsidiaries, or, except as specified in Section 3.05 of the Disclosure Schedule (with respect to which written waivers have been obtained and delivered to each of the Investors), violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Company Subsidiary under, any contract, agreement or commitment to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound, or to which the property of the Company or any Company Subsidiary is subject, or violate any Law.

3.06.

Financial Statements; No Undisclosed Liabilities.

(a)

Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principals (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein.

(b)

There are no Liabilities or obligations of the Company or any Company Subsidiary of any kind whatsoever in existence on the date hereof that, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, whether accrued, contingent, absolute, determined, determinable or otherwise, required to be set forth in the Company’s balance sheet under GAAP, other than (A) Liabilities or obligations disclosed in the Company’s Quarterly Report on Form 10-Q, as amended, for the quarter ended September 30, 2008 (the “Most Recent Financial Statements” and such date, the “Most Recent Reporting Date”), or (B) Liabilities or obligations incurred in the ordinary course of business since the Most Recent Reporting Date consistent with past practices, which individually and in the aggregate are not material.  Since the Most Recent Reporting Date (x) there has been no Material Adverse Effect and (y) the Company has not taken any action that would, if taken after the date hereof, or as disclosed under this Agreement, be prohibited by Section 5.01, except as set forth in Section 3.06(b) of the Disclosure Schedule.

3.07.

Books and Records.  The books and records of the Company accurately reflect in all material respects the assets, Liabilities, business, financial condition and results of operations of the Company, and have been maintained in accordance with good business and bookkeeping practices and in accordance with applicable Law.

3.08.

Absence of Certain Changes.  Except as set forth in Section 3.08 of the Disclosure Schedule, since the Most Recent Reporting Date, neither the Company nor any Company Subsidiary has effected, suffered or granted (as the case may be):

(a)

any change in the assets, Liabilities, financial condition or operating results from those reflected in the Most Recent Financial Statements, except changes in the ordinary course of business consistent with past practices, none of which individually or in the aggregate has or is reasonably expected to have a Material Adverse Effect;

(b)

any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets, properties, financial condition, operations, results, prospects or business (as such business is presently conducted and currently proposed to be conducted);

(c)

any waiver of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any Lien or payment of any obligation, except in the ordinary course of business consistent with past practices;

(e)

any amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(f)

any material change in any compensation arrangement or agreement with any Employee, Consultant, officer or director (including the entering into or amendment of any employment contract or severance arrangement);

(g)

any material change, except in the ordinary course of business, in its contingent obligations by way of guaranty, endorsement, indemnity, warranty or otherwise;

(h)

any sale, license, assignment or transfer of any Company Intellectual Property or other intangible assets (other than in the ordinary course of business consistent with past practices);

(i)

any resignation or termination of services of any officer, key Employee, Consultant or group of Employees or Consultants (and, to the Company’s Knowledge, any impending resignation or termination of employment of any such officer, key Employee, Consultant or group of Employees or Consultants);

(j)

receipt of notice that there has been or will be a loss of, or material order reduction or cancellation by, any customer;

(k)

any Lien created with respect to any properties or assets, except Liens for Taxes not yet due or payable;

(l)

any loans or guarantees made to or for the benefit of the Employees, Consultants, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business consistent with past practices;

(m)

any declaration, setting aside or payment or other distribution in respect of any Equity Securities, or any direct or indirect redemption, purchase or other acquisition of any of such Equity Securities;

(n)

any other event or condition of any character that individually or in the aggregate, might materially and adversely affect the assets, properties, financial condition, prospects, operating results or business of the Company and the Company Subsidiaries, taken as a whole (as such business is presently conducted and as it is proposed to be conducted); or

(o)

any arrangement or commitment by the Company to do any of the things described in this Section 3.08.

3.09.

Title to Properties; Liens.

(a)

Except as specifically provided in Section 3.09(b), the Company and each Company Subsidiary has good, valid and marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Most Recent Financial Statements (other than inventory sold in the ordinary course), free and clear of all Liens.  The rights, properties and other assets presently owned, leased or licensed by the Company and the Company Subsidiaries include all rights, properties and other assets necessary to permit the Company and the Company Subsidiaries to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof and as currently proposed to be conducted.  The personal property owned by the Company and the Company Subsidiaries is in good operating condition and repair (ordinary wear and tear excepted).

(b)

Section 3.09(b) of the Disclosure Schedule contains a complete list of (i) all real property and interests in real property, including improvements thereon and easements appurtenant thereto owned in fee by the Company and the Company Subsidiaries (individually, an “Owned Property” and collectively, the “Owned Properties”) and (ii) all real property and interests in real property leased by the Company and the Company Subsidiaries (individually, a “Real Property Lease” and collectively, the “Real Property Leases” and, together with the Owned Properties, being referred to herein individually as a “Company Property” and collectively as the “Company Properties”) as lessee, including a description of each such Real Property Lease (including the name of the third party lessor and the date of the lease or sublease and all amendments thereto).  The Company and the Company Subsidiaries have good and marketable fee title to all Owned Property, free and clear of all Liens of any nature whatsoever, except those Liens set forth in Section 3.09(b) of the Disclosure Schedule.  The Company Properties constitute all interests in real property currently owned, leased, used or occupied by the Company and the Company Subsidiaries or currently held for use in connection with the business of the Company and the Company Subsidiaries and which are necessary for the continued operation of the business of the Company and the Company Subsidiaries as such business is being conducted on the date hereof.

(c)

To the Knowledge of the Company (i) all of the Company Property, fixtures and improvements thereon owned or leased by the Company and the Company Subsidiaries are in good operating condition without material structural defects; (ii) all mechanical and other systems located thereon are (A) in good operating condition, and no condition presently exists requiring imminent material repairs, alterations or corrections and (B) suitable, sufficient and appropriate in all material respects for their current and contemplated uses; (iii) none of the improvements located on the Company Properties constitutes a prior non-conforming use; and (iv) none of the improvements located on the Company Properties constitutes a non-conforming use requiring any special dispensation, variance or special permit under any Laws which has not already been obtained.  The Company has delivered to the Investors true, correct and complete copies of (i) all deeds, title reports and surveys and (ii) the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.  The Owned Properties are not subject to any leases, rights of first refusal, agreements of sale, options to purchase or lease or rights of occupancy, except as may be set forth in Section 3.09(c) of the Disclosure Schedule.

(d)

The Company and the Company Subsidiaries, as applicable, have a valid and enforceable leasehold interest under each of the Real Property Leases, pursuant to which the Company or a Company Subsidiary is tenant, free and clear of all Liens other than as set forth in Section 3.09(d) of the Disclosure Schedule, and each of the Real Property Leases is in full force and effect.  The Company is not in default under any Real Property Lease, and to the Knowledge of the Company, no events have occurred and, to the Knowledge of the Company, no circumstances exist which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default.  Neither the Company nor any Company Subsidiary has received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any Company Subsidiary under any of the Real Property Leases and, to the Knowledge of the Company, no other party is in default thereof, and no party to the Real Property Leases has exercised any termination rights with respect thereto.

(e)

The Company and the Company Subsidiaries have all permanent certificates of occupancy necessary or useful for the current use and operation of each Company Property and to the Knowledge of the Company, such permanent certificates of occupancy contain no limitations or restrictions on the current use of the Company Property, and the Company and the Company Subsidiaries have fully complied, in all material respects, with all conditions of the certificates of occupancy applicable to them.  To the Knowledge of the Company, no default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any certificate of occupancy.

(f)

Except as set forth on Section 3.09(f) of the Disclosure Schedule, there does not exist any actual or, to the Knowledge of the Company, threatened or contemplated condemnation or eminent domain proceedings that affect any Owned Property or any part thereof, and the Company has received no notice, oral or written, of the intention of any Governmental Authority or other Person to take or use all or any part thereof.

(g)

There does not exist any pending or, to the Knowledge of the Company, proposed proceeding to change or redefine the zoning classification of all or any portion of any Company Property.

(h)

The Company has received no notice from any insurance company that has issued a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

3.10.

Intellectual Property.

(a)

Section 3.10(a) of the Disclosure Schedule contains a complete and accurate list of all Patents, Trademarks and Copyrights owned, licensed or used by the Company and the Company Subsidiaries in the business as currently conducted or as proposed to be conducted, other than licenses or agreements arising from the purchase of “off-the-shelf” software (such Patents, Trademarks and Copyrights, together with the Company’s Trade Secrets, being hereinafter referred to as the “Company Intellectual Property”), including a complete and accurate list of all licenses, sublicenses, agreements or other rights granted or assigned by any third party to the Company.

(b)

Except as set forth on Section 3.10(b) of the Disclosure Schedule, the Company and the Company Subsidiaries own all right, title and interest in and to, or possess sufficient rights to use, all of the Company Intellectual Property, subject to the terms of the applicable agreement, free and clear of all Liens or claims of others.

(c)

Except as set forth on Section 3.10(c) of the Disclosure Schedule, the Company and the Company Subsidiaries have not received any notice, written or otherwise, or claim challenging the complete and exclusive ownership or possession of the Company’s and the Company Subsidiaries’ rights to use the Company Intellectual Property, or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto.  Similarly, the Company and the Company Subsidiaries have not received any notice, written or otherwise, challenging, terminating, amending, or affecting the interest of the Company and the Company Subsidiaries in the Company Intellectual Property.  To the Company’s Knowledge, neither the Company nor any of the Company Subsidiaries is infringing, misappropriating or otherwise misusing any third party’s intellectual property rights.

(d)

To the Company’s Knowledge, the Company and the Company Subsidiaries have taken all necessary and commercially reasonable actions to maintain and protect the Company Intellectual Property that any of them owns, licenses or uses, including, if and when applicable and required, the secrecy or confidentiality thereof, which actions may be taken by the Company and the Company Subsidiaries, and the Company Intellectual Property is in compliance with all applicable legal requirements (including timely payment of filing, examination, maintenance and legal fees) necessary to protect the Company Intellectual Property.  Furthermore, to the Knowledge of the Company, owners of any Company Intellectual Property licensed to the Company and the Company Subsidiaries have taken all desirable actions to maintain and protect the intellectual property rights that are the subject of such licenses.  Each Employee or Consultant who has made a material contribution to the Company Intellectual Property, or who has or is proposed to have access to confidential and proprietary information of the Company, has executed and delivered an agreement with the Company relating to invention assignment, confidentiality and non-competition.

(e)

Neither the Company nor any Company Subsidiary has received any notice, written or otherwise of a claim nor does the Company have any Knowledge that there are any facts which indicate a likelihood that any of the Company Intellectual Property is invalid, unenforceable, or misused.

(f)

No Company Intellectual Property owned by the Company and the Company Subsidiaries and, to the Knowledge of the Company, no Company Intellectual Property owned by a third party, is involved in any interference, reissue, reexamination, opposition or cancellation proceeding or any other Legal Proceeding of any kind in the United States or in any other jurisdiction.

(g)

Except as set forth on Section 3.10(g) of the Disclosure Schedule, no third party has been put on notice of nor, to the Knowledge of the Company, are there any facts or circumstances which would indicate that a third party has, will be, or currently is infringing, misappropriating, diluting or otherwise misusing any of the Company Intellectual Property that is owned by the Company or any Company Subsidiary or, to the Knowledge of the Company, Company Intellectual Property owned by a third party.

(h)

To the Company’s Knowledge, no third party is conducting preclinical or clinical trials with a compound, the manufacture or use of which would be covered by any of the Company Intellectual Property.

(i)

Except as provided by the Security Agreement, the transactions contemplated by this Agreement shall have no adverse effect on the right, title and interest of the Company and the Company Subsidiaries in and to any Company Intellectual Property.

(j)

Neither the Company nor any Company Subsidiary has received any communications, written or otherwise, from any Person alleging, nor does the Company have any Knowledge, that there are any facts or circumstances which would indicate, that the Company or any Company Subsidiary has violated or, by conducting the business as currently conducted or proposed to be conducted, would violate any of the intellectual property rights of any other Person.  To the Company’s Knowledge, it is not necessary to the business, as currently conducted or proposed to be conducted, to obtain any other intellectual property rights from any Person other than those which have already been acquired by or licensed to the Company and the Company Subsidiaries.

(k)

It is not necessary to the business, as currently conducted or as proposed to be conducted, to utilize any intellectual property of any of the Employees made prior to their employment by the Company or any Company Subsidiary, except for inventions, Trade Secrets or proprietary information that have been assigned to the Company and the Company Subsidiaries.

3.11.

Material Contracts.  Section 3.11 of the Disclosure Schedule contains a true and complete list of all written and oral material contracts, agreements, instruments, other understandings and commitments, proposed transactions to which the Company or any Company Subsidiary is a party or to which it may be bound (collectively, “Material Contracts”), including, without limitation, any:

(a)

distributorship, dealer, sales, advertising, agency, manufacturer’s representative or other contract relating to the payment of a commission;

(b)

collective bargaining agreement or other contract with or commitment to any labor union or proposed labor union;

(c)

contract for the future purchase of products, materials, supplies, equipment or services by the Company;

(d)

contract or commitment for the sale of Customer Offerings by the Company anticipated to result in payments to the Company in excess of twenty-five thousand dollars ($25,000) in any twelve (12)-month period, or which require the sale of Customer Offerings by the Company and which cannot be canceled by the Company on thirty (30) days’ or less notice without material cost, forfeiture or Liability;

(e)

contract or commitment for the employment of any officer, Employee or Consultant or any other type of contract or understanding with any officer, Employee or Consultant, including any agreement or understanding relating to severance payments or non-competition;

(f)

indenture, mortgage, promissory note, loan agreement, pledge agreement, guarantee or other agreement or commitment relating to the borrowing of money, for a line of credit or for a leasing transaction;

(g)

contract or commitment for charitable contribution;

(h)

contract or commitment for a capital expenditure in excess of twenty-five thousand dollars ($25,000);

(i)

agreement or arrangement for the sale of any assets, properties or rights or Customer Offerings other than the sale thereof in the ordinary course of business;

(j)

contract with respect to the lending or investing of funds;

(k)

contract of indemnification with respect to any form of intangible property, including any intellectual property or confidential and proprietary information (except prepackaged software used in the ordinary course);

(l)

contract which restricts the Company from engaging in any aspect of its business anywhere in the world;

(m)

lease under which the Company leases real property;

(n)

license or other transfer of any intellectual property by or to the Company (other than “shrink wrap” or “off the shelf” software licenses); and

(o)

other contract which is material to the business of the Company.

The Company has provided to each Investor a full and complete copy of each Material Contract.  There are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof in any respect.  Each Material Contract:  (i) has been duly authorized by all necessary corporate and other action on the part of the Company or Company Subsidiary; (ii) was validly executed and delivered by the Company or Company Subsidiary and; (iii) is a legal, valid and binding obligation of the Company or Company Subsidiary, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  Each such document is in full force and effect, none of its material provisions has been waived or modified by any party thereto and there are no defaults thereunder or notice of defaults delivered pursuant thereto, and, to the Company’s Knowledge, there are no circumstances which could reasonably be expected to give rise to a default under any of such documents.  For the purposes of this Section 3.11, all indebtedness, Liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities that, to the Company’s Knowledge are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

3.12.

Related Party Transactions.  Except for (a) payment of salary or fees (in the case of Consultants) for services rendered to the Company in the ordinary course; (b) reimbursement for reasonable expenses incurred on behalf of or in connection with services to the Company; (c) standard employee benefits made generally available to all Employees, and except as set forth on Section 3.12 of the Disclosure Schedule or as entered into in connection with this Agreement, there are no oral or written agreements, understandings or proposed transactions between the Company, on the one hand, and any of the Company’s officers, directors, stockholders, Employees or Consultants, on the other hand.  Other than as disclosed in Section 3.12 of the Disclosure Schedule, none of the officers, directors, stockholders, Employees or Consultants of the Company, or any members of his or her respective immediate family, is indebted to the Company or (with respect to Consultants, to the Company’s Knowledge) has any direct or indirect ownership interest in any Person with which the Company is affiliated or with which the Company has a business relationship, or any Person which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company.  To the Company’s Knowledge, no officer, director, stockholder, Employee or any Consultant of the Company or any member of his or her respective immediate family, has, directly or indirectly, an interest in any contract with the Company (other than such contracts as relate to any such person’s ownership of Equity Securities).  Except as set forth on Section 3.12 of the Disclosure Schedule, to the Company’s Knowledge, there is no familial or other significant business relationship that exists between or among any Employee or Consultant and any customer, supplier, vendor or contractor of the Company.

3.13.

Permits; Regulatory.

(a)

The Company and each Company Subsidiary has and maintains, in full force and effect, all licenses, permits, registrations, consents, authorizations and other approvals from all Governmental Authorities (collectively, the “Permits”) as are required under applicable Laws (including, without limitation, Environmental Laws) or are otherwise necessary for the operations of the Company or any Company Subsidiary, and the Company and each of the Company Subsidiaries are in material compliance with all of the Permits.

(b)

The studies and tests conducted by or on behalf of or sponsored by the Company or any Company Subsidiary or in which the Company, any Company Subsidiary or the Customer Offerings under development have participated, if any, were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures.  The Company has no Knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results of the above referenced tests.

(c)

The Company, the Company Subsidiaries, or their designated agents, own or have the right to use all regulatory documents, including all correspondence and reports made to Governmental Authorities with respect to the Customer Offerings or currently proposed Customer Offerings.

(d)

Neither the Company nor the Company Subsidiaries, nor any of their agents or Affiliates have received any notice that any Governmental Authority has commenced or, to the Company’s Knowledge, threatened to initiate any action to withdraw, to hinder approval for a Customer Offering or to limit the ability of the Company or the Company Subsidiaries to manufacture (or to have manufactured for it by a third party) any Customer Offering or to request the recall of any Customer Offering, or commenced or threatened to initiate any action to enjoin production of such Customer Offering at any facility.

(e)

All manufacturing operations conducted by the Company and the Company Subsidiaries (or by third parties on behalf of the Company), if any, relating to the manufacture of the Customer Offerings or proposed Customer Offerings are being conducted in material compliance with current good manufacturing practices or similar foreign Laws or regulations, and all arrangements relating to such manufacturing operations are memorialized in agreements which are listed on Section 3.11 of the Disclosure Schedule.

(f)

The Company has not received (i) any reports of inspection observations; (ii) any establishment inspection reports; or (iii) any warning letters or any other documents from any Governmental Authority relating to the Customer Offerings and/or arising out of the conduct of the Company or any Company Subsidiary that assert a violation or non-compliance with any applicable Laws or regulatory requirements.

(g)

In addition, except as set forth in Section 3.13(g) of the Disclosure Schedule:

(i)

neither the Company nor any Company Subsidiary nor, to the Company’s Knowledge, any Person that manufactures, tests or distributes any Customer Offering on behalf of the Company or any Company Subsidiary, has made with respect to any Customer Offering, an untrue statement of a material fact or fraudulent statement to any Governmental Authority or failed to disclose a material fact required to be disclosed to any Governmental Authority;

(ii)

to the Company’s Knowledge, no officer, Employee or agent of the Company or any Company Subsidiary has made and, to the Company’s Knowledge, no officer, employee or agent of any Person that manufactures, tests or distributes any Customer Offering on behalf of the Company or any Company Subsidiary has made, with respect to any Customer Offering or proposed Customer Offering, an untrue statement of a material fact or fraudulent statement to any Governmental Authority or failed to disclose a material fact required to be disclosed to any Governmental Authority;

(iii)

neither Company nor any Company Subsidiary has been convicted of any crime;

(iv)

to the Company’s Knowledge, no officer, Employee or agent of the Company or any Company Subsidiary has been convicted of any felony;

(v)

neither the Company nor any Company Subsidiary nor, to the Company’s Knowledge, any Person that manufactures, tests or distributes any Customer Offering or proposed Customer Offering on behalf of the Company or any Company Subsidiary has engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar state or foreign Law or authorized by 21 U.S.C. §335a(b) or any similar state or foreign Law;

(vi)

to the Knowledge of the Company, no officer, Employee or agent of the Company or any Company Subsidiary, and no officer, employee or agent of any Person that manufactures, tests or distributes any Product on behalf of the Company or any Company Subsidiary has engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar state or foreign Law or authorized by 21 U.S.C. §335a(b) or any similar state or foreign Law; and

(vii)

neither the Company nor any Company Subsidiary, nor to the Company’s Knowledge, any Person that manufactures, tests or distributes any Customer Offering on behalf of the Company or any Company Subsidiary, has received any notice that the any Governmental Authority has commenced, or threatened to initiate, any action to place a clinical hold on a clinical investigation of any Customer Offering or proposed Customer Offering, withdraw its approval that clinical investigations of any Customer Offering or proposed Customer Offering proceed or request the recall of any Customer Offering or proposed Customer Offering, or commenced, or threatened to initiate, any adverse regulatory action against the Company, the Person who manufactures, test or distributes the Customer Offering or proposed Customer Offering, or any of their agents, licensees or contract research organizations.

3.14.

Environmental and Safety Laws.

(a)

The Company and each Company Subsidiary is and has been in compliance, in all material respects, with all applicable Environmental Laws.  There is no pending or, to the Knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, information request or, to the Knowledge of the Company, investigation from, of or by any Governmental Authority relating to any Environmental Law to which the Company or any Company Subsidiary is the subject.  Neither the Company nor any Company Subsidiary is a party to or bound by any court order, administrative order, consent order or other binding agreement entered into in connection with any legal obligation or Liability arising under any Environmental Law.  Set forth in Section 3.14(a) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) in the possession of the Company or any Company Subsidiary that contain any environmental reports, assessments, investigations, audits or correspondence to or from any Person (including, without limitation, any Governmental Authority) pertaining to Environmental Laws or Materials of Environmental Concern relating to the operations of the Company or any Company Subsidiary or any real property currently or previously owned, used or operated by the Company or any Company Subsidiary.  A complete and accurate copy of each such document has been provided to the Investors.

(b)

Neither the Company nor any of the Company Subsidiaries has received any notice from any Person, including, without limitation, any Governmental Authority that (i) any Materials of Environmental Concern which the Company, any of the Company Subsidiaries or any of their respective predecessors-in-interest has generated, transported or disposed of has been found at any site at which a Governmental Authority or other Person has conducted or has ordered that the Company, any of the Company Subsidiaries or, to the Knowledge of the Company, any of their respective predecessors-in-interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; (ii) alleges any past or present violations of any Environmental Laws by the Company or any of the Company Subsidiaries; or (iii) alleges any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of the Company Subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release of any Material of Environmental Concern.

(c)

Except as set forth in Section 3.14(c) of the Disclosure Schedule (i) no portion of any real property presently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any of the Company Subsidiaries has been used for the handling, manufacturing, processing, generation, storage or disposal of Materials of Environmental Concern, except as is customary for the operation of the business of the Company and the Company Subsidiaries as such business is being conducted on the date hereof and in compliance with applicable Environmental Laws, and no underground tank is located on such properties; (ii) there have been no releases or threatened releases of Materials of Environmental Concern on, upon, into, from or, to the Knowledge of the Company, in the vicinity of any real property presently or formerly owned, leased or operated by the Company or any of the Company Subsidiaries; and (iii) any Materials of Environmental Concern that have been generated on any real property presently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries have been transported offsite and treated or disposed of in accordance with applicable Environmental Laws.

3.15.

Use of Proceeds.  The proceeds from the sale of the Securities shall be used solely for working capital and other corporate purposes.

3.16.

Employee Benefits.

(a)

Section 3.16 of the Disclosure Schedule contains a complete and accurate list of all Company Plans.  Complete and accurate copies of, to the extent applicable, (i) all Company Plans which have been reduced to writing; (ii) all current related trust agreements, insurance contracts and summary plan descriptions; and (iii) all annual reports filed on Form 5500 and (for all funded plans) all plan financial statements for the last three plan years for each Company Plan, have been provided to the Investors.

(b)

Each Company Plan has been administered in all material respects in accordance with its terms and the Company has in all material respects met its obligations with respect to each Company Plan and has made all required contributions thereto.  Each Company Plan is in compliance in all material respects with the currently applicable provisions of ERISA and the Code.  All filings and reports as to each Company Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.  No Company Plan has assets that include securities issued by the Company or any ERISA Affiliate.

(c)

To the Knowledge of the Company, there are no Legal Proceedings against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan that could give rise to any material Liability of the Company.

(d)

All the Company Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination or opinion letter from the Internal Revenue Service, and no such determination or opinion letter has been revoked and, to the Knowledge of the Company, such revocation has not been threatened.

(e)

Neither the Company nor any ERISA Affiliate has ever maintained or otherwise has any material Liability under or with respect to an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(f)

The Company is not obligated to contribute to or otherwise has any material Liability under or with respect to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(g)

Other than as set forth in Section 3.16(g) of the Disclosure Schedule, no Company Plan provides benefits after termination of employment to any Employee (or to any beneficiary of such Employee), including but not limited to retiree health coverage, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable Law, insurance conversion privileges under state Law and any Company Plan intended to be qualified under Section 401(a) of the Code.  The assets of each Company Plan which is funded are reported at their fair market value on the books and records of such Company Plan.

(h)

To the Knowledge of Company, no act or omission has occurred and no condition exists with respect to any Company Plan that would subject the Company to any material fine, penalty, Tax or Liabilities of any kind imposed under ERISA or the Code.

(i)

No Company Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(j)

Other than as set forth in Section 3.16(j) of the Disclosure Schedules, each Company Plan is amendable and terminable unilaterally by the Company at any time without Liability or expense to the Company or such Company Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expense related thereto).

(k)

Section 3.16(k) of the Disclosure Schedule discloses each: (i) agreement, plan or arrangement under which any Person may receive payments from the Company that may be subject to the Tax imposed by Section 4999 of the Code or included in the determination of such Person’s “parachute payment” under Section 280G of the Code; (ii) agreement or plan binding the Company, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; and (iii) agreement or plan binding the Company to pay severance payments or post-employment termination payments to any Employee.

(l)

Each Company Plan that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) has been operated since January 1, 2005 in good faith compliance with Code Section 409A and IRS Notice 2005-1.  No Company Plan that is a “nonqualified deferred compensation plan” has been materially modified (as determined under Notice 2005-1 and Section 1.409A-6 of the Treasury Regulations) since October 3, 2004.  No event has occurred that would be treated by Code Section 409A(b) as a transfer of property for purposes of Code Section 83.  No stock option or equity unit option granted under any Company Plan has an exercise price that is less than the fair market value of the underlying stock or equity units (as the case may be) as of the date such option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option.

3.17.

Tax Returns; Payments and Elections.  The Company and each Company Subsidiary has prepared and filed with all appropriate Governmental Authorities all tax returns in respect of Taxes by the date such returns were due to be filed (after giving effect to extensions timely filed), and all such returns are correct and complete in all material respects.  The Company and each Company Subsidiary has paid in full all Taxes due and payable, whether or not shown on such tax returns, or has made adequate provision for all Taxes on the Current Balance Sheet.  No examination or audit of any tax return relating to any Taxes of the Company or any Company Subsidiary or with respect to any Taxes due from or with respect to the Company by any Governmental Authority is currently in progress or threatened or contemplated.  No assessment of Tax has been proposed in writing against the Company or any Company Subsidiary or any of the assets or properties of any of them and the Company knows of no grounds for any such assessment.  There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any Company Subsidiary for any taxable period.  Neither the Company nor any of the Company Subsidiaries has net operating losses or other Tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code, or the federal consolidated return regulations, (or any corresponding provision of state, local or foreign law), and the amount of such net operating losses are.  Such net operating losses are valid through the 2008 tax year.

3.18.

Insurance.  Section 3.18 of the Disclosure Schedule hereto lists each insurance policy maintained by the Company and each Company Subsidiary with respect to the properties, assets and business of each of them (the “Insurance Policies”).  All such Insurance Policies are in full force and effect, and neither the Company nor any Company Subsidiary is in default, in any material respect with respect to its obligations under any of such Insurance Policies and has not received any notification of cancellation of any of such Insurance Policies and has no claim outstanding which could be expected to cause a material increase in the insurance rates.  To the Knowledge of the Company, no facts or circumstances exist that would relieve the insurer under any such policy of its obligation to satisfy in all material respects any claim of the Company or any Company Subsidiary thereunder.  Neither Company nor any Company Subsidiary has received any notice that (a) any of such policies has been or will be canceled or terminated or will not be renewed on substantially the same terms as are now in effect; or (b) the premium on any of such policies will be materially increased on the renewal thereof.  The Company and each Company Subsidiary maintains insurance for its benefit in amounts and against all risks that are normal and customary for Persons operating similar properties and businesses under policies in effect and issued by insurers of recognized responsibility.

3.19.

Legal Proceedings.  Except as set forth on Section 3.19 of the Disclosure Schedule, there are no Legal Proceedings pending or, to the Knowledge of the Company, currently threatened against the Company or any Company Subsidiary.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any Employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  Neither Company nor any Company Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority.  There are no Legal Proceedings by the Company currently pending or that the Company or any Company Subsidiary intends to initiate.

3.20.

Offering.  Subject in part to the truth and accuracy of each Investor’s representations set forth in Article IV of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and state securities and “blue sky” laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.21.

Valid Issuance of Securities.  The Securities that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement and in accordance with their respective terms for the consideration expressed herein and therein, will be duly and validly issued, outstanding, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable Laws.

3.22.

Compliance with Laws.  The operations of the Company and each Company Subsidiary have been conducted in material compliance with all applicable Laws.  Neither Company nor any Company Subsidiary has received any notification of any asserted present or past failure by the Company or any Company Subsidiary to comply with such Laws.

3.23.

Brokers and Finders.  Except as disclosed in Section 3.23 of the Disclosure Schedule, neither the Company nor any of its officers, directors or Employees has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

3.24.

Foreign Assets Control Regulations, Etc.

(a)

Neither the Company nor any Company Subsidiary has violated (i) the United States Trading with the Enemy Act, as amended; (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto; (iii) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Terrorism Order”); or (iv) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001).

(b)

Neither the Company nor any Company Subsidiary (i) is a “blocked person” as described in Section 1 of the Terrorism Order; and (ii) to the Company’s Knowledge, engages in any dealings or transactions or otherwise associates with any “blocked person”.

(c)

The Company and each Company Subsidiary is in compliance, in all material respects, with the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001).

3.25.

Internal Controls.

(a)

The Company and the Company Subsidiaries have in place the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the principal executive officer and principal financial officer of the Company to engage in the review and evaluation process mandated by Section 302 of SOXA.  The Company’s “disclosure controls and procedures” are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods applicable to the Company specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure as to the Company and to make the certifications of the principal executive officer and principal financial officer of the Company required by Section 302 of SOXA with respect to such reports.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of SOXA that is applicable to the Company, including (as applicable) Section 402 related to loans and Section 906 related to certifications.

(b)

The Company and the Company Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the SEC Reports filed prior to the date hereof, there are no material weaknesses in such systems of “internal control over financial reporting.”

3.26.

Employees.  The Company has no collective bargaining agreements with any of its Employees.  There is no labor union organizing activity pending or, to the Company’s Knowledge, threatened with respect to the Company.  No Employee or Consultant is in violation of any term of any employment contract or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s Knowledge the continued employment by the Company of its Employees, and the performance of the Company’s contracts with its Consultants, will not result in any such violation.  The Company has not received any notice alleging that any such violation has occurred.  Each former Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.  There are no actions pending, or to the Company’s Knowledge, threatened, by any former or current Employee concerning such person’s employment by the Company.

3.27.

Warranties.  Except as may be permitted by applicable Law and other than as set forth in Section 3.27 of the Disclosure Schedule, no Customer Offering is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (a) the applicable standard terms and conditions of sale or lease of the Company, which have been provided to the Investors; and (b) manufacturers’ warranties for which the Company does not have any Liability.  Section 3.27 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling its obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the financial statements.

3.28.

Relationships with Suppliers and Customers.  Set forth on Section 3.28 of the Disclosure Schedule is a list of (a) the material suppliers of the Company and the Company Subsidiaries who, in the aggregate, for the one year period ended December 31, 2008, were the ten (10) largest dollar volume suppliers to the Company and the Company Subsidiaries; and (b) each customer that accounted for more than two percent (2%) of the revenues of the Company and the Company Subsidiaries during the one year period ended December 31, 2008, and the amount of revenues accounted for by such customer during such period.  None of the suppliers or customers set forth on Section 3.28 of the Disclosure Schedule has given the Company or any Company Subsidiary written notice terminating, canceling or threatening to terminate or cancel any contract or relationship with the Company or any Company Subsidiary or has made any other claim under any contract with the Company or any Company Subsidiary.

3.29.

Inventory.  The inventory of the Company and the Company Subsidiaries is of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, which, in the case of inventory reflected on the Current Balance Sheet, have been written-off or written-down to net realizable value or otherwise reserved for in a manner consistent with past practice and in accordance with GAAP on the Current Balance Sheet.

3.30.

Accounts Receivable.  To the Company’s Knowledge, all accounts receivable of the Company are valid receivables subject to no setoffs or asserted counterclaims, and the Company believes the reserves for bad debts reflected on the Current Balance Sheet are adequate and calculated consistent with past practice.  A complete and accurate list of the accounts receivable reflected on the Current Balance Sheet, showing the aging thereof, has been provided to the Investors.  Other than as set forth in Section 3.30 of the Disclosure Schedule, the Company has not received any notice from an account debtor stating that any account receivable in an amount in excess of ten thousand dollars ($10,000) is subject to any contest, claim or setoff by such account debtor.  Other than as set forth in Section 3.30 of the Disclosure Schedule, no Person has any Lien in the accounts receivable of the Company, and no agreement for a material deduction or material discount has been made with respect to any outstanding account receivable with an undiscounted value in excess of ten thousand dollars ($10,000).

3.31.

Obligations of Management.  To the Company’s Knowledge, each officer and key Employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company.  The Company is not aware that any officer or key Employee of the Company is planning to work less than full time at the Company in the future.  To the Company’s Knowledge, no officer or key Employee is currently working or plans to work for a competitive enterprise, whether or not such officer or key Employee is or will be compensated by such enterprise.

3.32.

Accountants.  The Company’s accountants, who the Company expects will render their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are, to the Company’s Knowledge, independent accountants as required by the Securities Act.

3.33.

Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of terminating the registration of the Common Stock under the Exchange Act.  Except as specified in the SEC Reports, the Company has not, in the two (2) years preceding the date hereof, received written notice from the NYSE Alternext to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.

3.34.

Investment Company.  The Company is not and, immediately after receipt of payment for the Securities, will not be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.35.

No Integrated Offering.  Assuming the accuracy of the Investors’ representations and warranties set forth in Article IV, and except as contemplated by this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the Securities Act any state securities Law or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the NYSE Alternext.

3.36.

No Other Representations.  Each Investor acknowledges and agrees that the Company makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor hereby represents and warrants to the Company, severally and not jointly as to itself, as follows:

4.01.

Organization; Authority.  Each Investor, if a corporation or other legal entity, was organized, and is validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder.  The acquisition of the Shares hereunder by each Investor has been duly authorized by all necessary action on the part of such Investor.  This Agreement has been duly executed and delivered by each Investor and constitutes the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

4.02.

Purchase Entirely for Own Account.  This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement, each Investor hereby confirms that the Shares to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

4.03.

Disclosure of Information.  Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.  Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Article III of this Agreement or the right of the Investors to rely thereon.

4.04.

Brokers.  No Investor has entered into an agreement for the payment of any broker’s or finder’s fee or commission in connection with the purchase or sale of the Shares.

4.05.

Private Placement.  Each Investor understands that the Securities have not been registered under the Securities Act or registered or qualified under any state securities Laws on the grounds that such Securities are being issued in a transaction exempt from the registration requirements of the Securities Act and the registration or qualification requirement of applicable state securities Laws, and that the Securities must be held indefinitely unless Securities are subsequently registered under the Securities Act and qualified or registered under applicable state securities Laws or an exemption from registration and qualification is available, and that, except as otherwise provided in the Transaction Documents, the Company is under no obligation to register or qualify the Securities.  Each Investor shall hold harmless the Company and its directors, officers, Employees and agents against any loss or Liability from any disposition of Securities by it in violation of this Section 4.05.

4.06.

Accredited Investor.  Each Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made hereunder by it and it is able to bear the economic risk of its investment.

4.07.

Reliance.  Each Investor understands and acknowledges that (a) the Securities to be acquired by it hereunder are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and; (b) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and such Investor hereby consents to such reliance.

4.08.

No Other Representations.  The Company acknowledges and agrees that the Investors make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article IV.

4.09.

No Knowledge of Misrepresentation or Omissions.  No Investor has actual knowledge that the representations and warranties of the Company contained in this Agreement are not true and correct in any material respect.

ARTICLE V

AFFIRMATIVE COVENANTS OF THE COMPANY

5.01.

The Company hereby covenants and agrees with the Investors as follows:

(a)

Conduct of the Company.  Between the date hereof and the Maturity Date (as defined in the Notes), the Company will:

(i)

preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization;

(ii)

preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses and franchises necessary in the normal conduct of its business;

(iii)

conduct its business in the ordinary course in accordance with sound business practices and keep its properties in good working order and condition (normal wear and tear excepted);

(iv)

take all reasonable actions to protect and maintain the Company Intellectual Property, including, without limitation, prosecuting all pending applications for Patents or registration of Trademarks and Copyrights and maintaining, to the extent permitted by law, each Patent or registration owned by the Company;

(v)

comply in all material respects with all applicable laws, rules and regulations and with the directions of any Governmental Authority having jurisdiction over the Company or its business or property; and

(vi)

file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority.

(b)

Reservation of Common Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock.  The Company shall at all times reserve and keep available out of (i) its authorized shares of Common Stock, solely for the purpose of the issuance and delivery of the Underlying Shares, the maximum number of shares of Series B-1 Preferred Stock and Common Stock that may be issuable or deliverable thereupon and (ii) out if its shares of Series B-2 Preferred Stock, solely for the purpose of issuance and delivery of the Underlying Warrant Shares, the maximum number of shares of Series B-2 Preferred Stock that may be issuable or deliverable thereupon.

(c)

Restrictions on Public Sale of Securities.  Except as contemplated in the Registration Rights Agreement, the Company agrees (i) not to effect a public offering or distribution of any Equity Securities and (ii) not to register any shares of Equity Securities (except pursuant to registration on Form S-8 or any successor thereto) during the period beginning on the date hereof and ending on the date on which a registration statement covering the Underlying Shares pursuant to the terms and conditions of the Registration Rights Agreement has been declared effective by the SEC.

(d)

Securities Law Filings.  For so long as the Investors and their respective Affiliates in the aggregate hold at least two percent (2%) of the outstanding shares of Common Stock on an as if converted basis, the Company agrees to file with the SEC in a timely manner all reports and other filings required of the Company under the Securities Act and the Exchange Act.

(e)

Form S-3 Eligibility.  The Company hereby covenants and agrees to use its commercially reasonable efforts to maintain its eligibility to make filings with the SEC on Form S-3 until one or more registration statements covering the resale of all of the Underlying Shares shall have been filed with, and declared effective by, the SEC pursuant to the terms and conditions of the Registration Rights Agreement.

(f)

Proxy Statement.

(i)

In the event that the Company has not previously obtained the Company Stockholder Approval by written consent, then as promptly as reasonably practicable after the date hereof, but in any event prior to April 10, 2009, the Company shall prepare and file with the SEC the Proxy Statement; provided that the Company shall consult with the Investors and provide the Investors and their counsel a reasonable opportunity to review and comment on such Proxy Statement (and any amendments or supplements thereto), and shall reasonably consider such comments of the Investors, prior to filing.  The parties shall reasonably cooperate with each other in the preparation of the Proxy Statement and to have such document cleared by the SEC as promptly as reasonably practicable after such filing.  Each Investor shall furnish to the Company the information relating to it that is required by the rules and regulations promulgated by the SEC under the Exchange Act for inclusion in the Proxy Statement.  The Company shall apply commercially reasonable efforts to cause the Proxy Statement to be mailed to the holders of Equity Securities as promptly as practicable upon the earlier of (A) receiving notification that the SEC is not reviewing the Proxy Statement and (B) the conclusion of any SEC review of the Proxy Statement.  The Company shall promptly provide copies, consult with the Investors and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and advise the Investors of any oral comments received from the SEC.  The Company shall cause the Proxy Statement to comply as to form with the rules and regulations promulgated by the SEC under the Exchange Act.

(ii)

The Company shall make all necessary filings with respect to the transactions contemplated thereby under the Exchange Act and the rules and regulations thereunder.  The Company will advise the Investors, promptly after it receives notice thereof, of any request by the SEC for any amendment of or supplement to the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.  The Company shall provide the Investors and their counsel a reasonable opportunity to review and comment on any such comments and any amendment or supplement to the Proxy Statement made in response thereto and the Company shall reasonably consider the Investors’ and their counsel’s comments prior to filing.  If at any time prior to the date on which Company Stockholder Approval is obtained, any information relating to the Investors or the Company, or any of their respective Affiliates, officers or directors, should be discovered by the Investors or the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the holders of Equity Securities.

(iii)

The Company shall, acting through the Board, cause the Company Stockholders Meeting to be duly called and held as soon as reasonably practicable following the commencement of the mailing of the Proxy Statement to the stockholders of the Company, but in any event no later than May 15, 2009, for the purpose of obtaining the Company Stockholder Approval.

(g)

Termination of Conversion Agreement.  The Company shall not terminate that certain Conversion Agreement, dated as of March 13, 2009, by and between the Company and Pinnacle Mountain Partners LLC, a New Hampshire limited liability company, pursuant to Section 1.3 thereof except upon the written request of the Investors and, upon such written request of the Investors, the Company shall terminate such agreement subject to the terms of Section 1.3 thereof.

ARTICLE VI

OTHER AGREEMENTS OF THE PARTIES

6.01.

Transfer Restrictions.

(a)

The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof.  In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer of Securities by an Investor to an Affiliate of the Investor, or any transfers between or among any such Affiliates, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and that it is acquiring any such Securities in accordance with the representation provided by the original Investor in Article IV.  Each transferee of Securities shall have the rights of an Investor under this Agreement.

(b)

Each Investor agrees to the imprinting, so long as is required by this Section 6.01(b), of the following legend on the Securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

The Company agrees that it will provide each Investor, upon request, with a certificate or certificates representing the Shares free from such legend at such time as such legend is no longer required hereunder.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section 6.01.

6.02.

Certain Securities Laws Disclosures.  The Company shall timely file with the SEC a Form D as required under Regulation D promulgated under the Securities Act and provide a copy thereof to each Investor promptly after the filing thereof.

6.03.

NYSE Alternext Listing.  The Company shall promptly prepare and submit to the NYSE Alternext a listing application covering the Underlying Shares and shall apply commercially reasonable efforts to obtain, as promptly as practicable and prior to the Conversion Date, approval for the listing of such Underlying Shares and the Investors shall cooperate with the Company with respect to such listing.  The Company shall promptly (within twenty-four (24) hours) inform the Investors if it receives any communication from the NYSE Alternext regarding the delisting of the Common Stock, and shall consult with the Investors and provide the Investors and its counsel a reasonable opportunity to review and comment on any proposed written responses to the NYSE Alternext, and shall reasonably consider such comments of the Investors prior to responding, and provide the Investors and its counsel reasonable opportunity to participate in any discussions or meetings with the NYSE Alternext.

6.04.

Short Sales After The Date Hereof.  Each Investor, severally and not jointly with the other Investors, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will execute any Short Sales during the period commencing with the date hereof and ending at such time (a) as the Note has either been repaid in full or has converted pursuant to its terms and (b) the Investor no longer beneficially owns any Shares, Conversion Shares or Underlying Warrant Shares.

ARTICLE VII

ACTIONS AT THE CLOSING

Each and every obligation of the Company and the Investors under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Company and the Investors.

7.01.

No Legal Proceedings.  No provision of any applicable Law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or the consummation of any of the transactions contemplated by the Transaction Documents or shall prohibit or restrict any Investor or its Affiliates from owning, or fully voting and converting, the Securities to be acquired by such Investor pursuant to the terms of such respective Securities, and no lawsuit shall have been commenced by a Governmental Authority seeking to effect any of the foregoing.

7.02.

Certificate of Designation.  The Certificate of Designation shall be in full force and effect and shall have been filed with the Secretary of State of the State of Delaware and shall have not been further amended or modified, and the Investors shall have received satisfactory evidence thereof.

7.03.

Opinion of the Company’s Counsel.  The Company shall have delivered an opinion in favor of the Investors from Pepper Hamilton LLP as to matters of law, dated as of the Closing Date, comprising the matters set forth in Exhibit H hereto.

7.04.

Closing Documents, Resolutions, Consents.  The Company shall have delivered to each Investor at the Closing:

(a)

certified copies of the resolutions duly adopted by the Board authorizing, among other things, the execution, delivery and performance of the Transaction Documents, the filing of the Certificate of Designation referred to herein, the issuance and sale of the Securities, the reservation of the Underlying Shares for issuance upon conversion of the Shares and the Conversion Shares, reservation of the Conversion Shares for issuance upon conversion of the Notes, reservation of the Underlying Warrant Shares for issuance upon exercise of the Warrants, and the consummation of all other transactions contemplated by this Agreement and the other Transaction Documents;

(b)

certified copies of the Company Governance Documents, each as in effect at the Closing;

(c)

a certificate of good standing issued by the Secretary of State of the State of Delaware and each other jurisdiction where the Company or any Company Subsidiary is authorized to do business;

(d)

copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal); and

(e)

an original, duly executed (i) certificate representing the Shares; (ii) a Note; and (iii) a Warrant, each in accordance with Section 1.03.

7.05.

Blue Sky; Federal Securities Law Compliance.  The Company shall have made all filings, if any, under all applicable Federal securities Laws necessary to consummate the issuance of the Shares pursuant to this Agreement in compliance with such Laws.

7.06.

Registration Rights Agreement.  The Registration Rights Agreement shall have been executed and delivered to the Investors by the Company and each other party thereto.

7.07.

Security Agreement.  The Security Agreement shall have been executed and delivered to the Investors by the Company and each other party thereto.

7.08.

Intercreditor Agreement.  The Intercreditor Agreement shall have been executed and delivered to the Investors by the Company and each other party thereto.

7.09.

Voting Agreement and Proxies.  The Voting Agreement (including each irrevocable proxy to be delivered pursuant thereto) shall have been executed and delivered to the Investors by the Company and each other party thereto.

7.10.

Indemnification Agreements. The Company shall have executed and delivered indemnification agreements with each of the directors selected by the Investors to serve on the Board, in form and substance reasonably satisfactory to the Investors.

7.11.

Expenses.  The Company shall have paid the expenses of the Investors by wire transfer of immediately available funds in accordance with Section 9.01 and concurrently with the Closing.

7.12.

Proceedings.  All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing, and all documents incident thereto shall be satisfactory in form and substance to the Investors and their counsel.

7.13.

Board of Directors.  In accordance with Section 3(a)(iv) of the Certificate of Designation, the Board shall have taken all necessary action to expand the size of the board to five (5) directors and, subject only to the consummation of the closing, shall take all action necessary to appoint the person designated by the Investors, which person is identified on Exhibit I attached hereto, to fill such vacancy (the “Series B-1 Director”), who shall serve for a term extending from the date of his election and qualification until the time of the next succeeding annual meeting of stockholders and until a successor has been duly elected and qualified.  In accordance with Section 3(a)(iv) of the Certificate of Designation, the Series B Director, or any successor thereto, shall be subject to election or removal by holders of the outstanding Series B-1 Preferred Stock.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
BREACHES; INDEMNIFICATION

8.01.

Investigations; Survival of Warranties.  The representations and warranties of the Company, on the one hand, and the Investors, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.  The representations and warranties herein shall survive the Closing until 5:30 p.m. (New York City time) on the date that is eighteen (18) months following the Closing Date.

8.02.

Indemnification.

(a)

Subject to the provisions of Section 8.01, the Company shall indemnify and hold harmless the Investors in respect of any and all Liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), in connection with the following:

(i)

any untruth, inaccuracy or breach of any representation or warranty made by the Company in this Agreement or any other Transaction Document;

(ii)

the breach of any covenant, agreement or obligation of the Company in this Agreement or any other Transaction Document; and

(iii)

with respect to any brokers’ or finders’ fees or compensation owing or alleged to be owing by it in connection with the transactions contemplated hereby.

(b)

Subject to the provisions of Section 8.01, the Investors, severally and not jointly, shall indemnify and hold harmless the Company in respect of any and all Liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses) with respect to a breach of the representation set forth in Sections 4.04 or 4.10.

(c)

Claims for Indemnification.  Whenever any claim shall arise for indemnification hereunder, the Investors or the Company, as the case may be, shall promptly notify the other party in writing in accordance with Section 9.03 hereof, of the claim and, when known, the facts constituting the basis for such claim.  In the event of any claim by a third party, the notice to the other party shall specify, if known, a reasonable estimate of the amount of the Liability arising therefrom.  Any claim properly noticed shall, unless objected to in writing by the other party within ten (10) days following such notice, be paid by the other party or otherwise settled to the satisfaction of the damaged party within forty five (45) days of such notice.

ARTICLE IX

MISCELLANEOUS

9.01.

Fees and Expenses.  At the Closing, the Company will pay (i) all reasonable costs and other expenses incurred by the Investors in connection with the consummation of the transactions contemplated by the Transaction Documents and (ii) the reasonable and documented fees and expenses of Bingham McCutchen LLP, counsel to the Investors, for its services in connection with the transactions contemplated by the Transaction Documents, which shall not exceed eighty-two thousand dollars ($82,000) without the Company’s consent, which consent shall not be unreasonably withheld.

9.02.

Entire Agreement.  This Agreement and the other Transaction Documents, together with the Exhibits and Schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

9.03.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9.03 prior to 5:30 p.m. (New York City time) on a business day; (b) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified herein later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date; (c) the business day following the date of mailing, if sent by nationally recognized overnight courier service; (d) five (5) business days after mailing if sent by certified or registered mail; or (e) actual receipt by the party to whom such notice is required to be given if delivered by hand.  The address for such notices and communications shall be as follows:

If to the Company:

IGI Laboratories, Inc.
105 Lincoln Avenue
Buena, New Jersey 08310
Telephone No.: (856) 697-1441
Facsimile No.: (856) 697-1001
Attn.: Chief Executive Officer

With a copy to:

Pepper Hamilton LLP
3000 Two Logan Square
Philadelphia, Pennsylvania 19103
Telephone:  (215) 981-4193
Facsimile:  (215) 981-4750
Attention:  Brian M. Katz, Esq.

If to an Investor:

To the names and address set forth on Schedule A hereto.

With a copy to:

Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022
Telephone No.: (212) 705-7492
Facsimile No.: (212) 702-3631
Attn:  Shon E. Glusky, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

9.04.

Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by both the Company and holders of at least a majority of the Shares issued and sold hereunder.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.  Any amendment, waiver or consent effected in accordance with this Section 9.04 shall be binding on all Investors, notwithstanding that all Investors have not executed such amendment, waiver or consent.

9.05.

Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

9.06.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

9.07.

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.08.

Governing Law; Submission to Jurisdiction.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the internal Laws of the State of Delaware, without giving effect to principles of conflicts of law.  Each of the parties hereto (a) submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents; (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court; (c) waives any claim of inconvenient forum or other challenge to venue in such court; (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any other court; and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents.  Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 9.03, provided that nothing in this Section 9.08 shall affect the right of a party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

9.09.

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

9.10.

Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any Federal, state or local statute or Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.  The parties intend that each representation, warranty or covenant contained herein shall have independent significance.  If any party has breached any representation, warranty or covenant herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

9.11.

Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.12.

Aggregation.

Shares of capital stock of the Company owned by partnerships, limited liability companies and corporations having substantially common ownership interests or managed by the same principals and owned by individual investors affiliated with one another shall be aggregated for the purposes of calculating the aggregate percentage of capital stock of the Company owned by any Investor and any permitted transferee hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

IGI LABORATORIES, INC.

By:	/s/ Rajiv Mathur
Name:	Rajiv Mathur
Title:	President & CEO

INVESTORS

LIFE SCIENCES OPPORTUNITIES FUND II, L.P.

By:	Signet Healthcare Partners, G.P., its General Partner

By:	/s/ James C. Gale
Name:	James C. Gale
Title:	Managing Partner

LIFE SCIENCES OPPORTUNITIES FUND (INSTITUTIONAL) II, L.P.

By:	Signet Healthcare Partners, G.P., its General Partner

By:	/s/ James C. Gale
Name:	James C. Gale
Title:	Managing Partner

[Signature Page to the Securities Purchase Agreement]

SCHEDULE A

SCHEDULE OF INVESTORS

Name and Address of Investor	Number of Shares of Series B Preferred Stock	Principal Amount of Note	Number of Underlying Warrant Shares	Aggregate Consideration
Life Sciences Opportunities Fund II, L.P. c/o Signet Healthcare Partners, G.P. Carnegie Hall Towers 152 West 57th Street, 19th Floor New York, NY 10019 Telephone No.: (212) 419-3906 Facsimile No.: (212) 419-3956 Attn.: James C. Gale, Managing Director	30.8	$725,998.68	121	$910,800.00

Life Sciences Opportunities Fund (Institutional) II, L.P. c/o Signet Healthcare Partners, G.P. Carnegie Hall Towers 152 West 57th Street, 19th Floor New York, NY 10019 Telephone No.: (212) 419-3906 Facsimile No.: (212) 419-3956 Attn.: James C. Gale, Managing Director	172.1	$4,056,601.32	676.1	$5,089,200.00

EXHIBIT A

Certificate of Designation

EXHIBIT B

Form of Warrant

EXHIBIT C

Form of Note

EXHIBIT D

Intercreditor Agreement

EXHIBIT E

Registration Rights Agreement

EXHIBIT F

Security Agreement

EXHIBIT G

Voting Agreement

EXHIBIT H

Legal Opinion of Pepper Hamilton LLP

EXHIBIT I

Series B-1 Director

Joyce Erony